Flagstar Bancorp, Inc. (NYSE: FBC) Mid-Atlantic Road Show February 25 - 26, 2016

Cautionary statement This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, believe, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. 2

Executive Summary  Unique relationship-driven business model specialized in housing finance  Disciplined management team with extensive banking experience  Substantial and attractive growth opportunities  Highly profitable operations with significant operating leverage  Positioned to thrive in any market Why invest in Flagstar? 3

Unique relationship-driven business model specialized in housing finance 4

Flagstar at a glance1 Community banking • Leading Michigan-based bank • $13.7bn of assets • $7.9bn of deposits • 99 branches • 104k household & 13k business relationships Mortgage origination • 10th largest originator nationally • Originated more than $29bn of residential mortgage loans during the last 12 months • Approximately 1,200 TPO relationships • Recent announced expansion of distributed retail lending of 12 offices in 10 states Mortgage servicing • Largest bank sub-servicer of mortgage loans • Currently servicing more than 360k loans • Scalable platform with capacity to service 1mm loans • Source of low cost deposits for escrowed property tax and insurance payments Corporate Overview • Traded on the NYSE (FBC) • Headquartered in Troy, MI • Market capitalization $1.1bn • Member of the Russell 2000 Index 5 1) As of February 22, 2016; includes the recent expansion of 12 newly opened offices in 10 states since December 31, 2015.

Flagstar’s one-of-a-kind business model … Originates mortgages in multiple channels on a national scale, which … … Deploy excess funding into lending opportunities where we are a lender of choice, which … … Cross-sell our banking products to deepen our B2B relationships, which … … Leverages our scalable sub-servicing platform, which … … Builds enduring net interest margin driven revenue, allowing us to … … Generates stable, lower cost, long-term funding, which we are able to ... … Expands our key B2B relationships to develop greater mortgage origination referrals, improving our ability to … … Generates capital with high ROE fee-based activity and servicing relationships, which … 6

Residential mortgage originations by channel ($bn) Broker $1.5 $1.8 $2.2 $1.9 $1.4 4Q14 1Q15 2Q15 3Q15 4Q15 • 4.3% market share with #4 national ranking(1) • More than 500 brokerage relationships in 50 states in Q4 2015 • Top 10 relationships account for 21% of overall brokerage volume 1) Data source: Inside Mortgage Finance, November 25, 2015. $4.8 $5.0 $5.8 $5.6 $4.1 4Q14 1Q15 2Q15 3Q15 4Q15 Correspondent • 3.6% market share with #5 national ranking(1) • Nearly 700 correspondent partners in 50 states in Q4 2015 • Top 10 relationships account for 16% of overall correspondent volume Retail $0.3 $0.4 $0.5 $0.4 $0.3 4Q14 1Q15 2Q15 3Q15 4Q15 • Recent lift-outs have increased standalone home loan centers to 26 locations in 19 states • Direct-to-consumer is 36% of retail volume • Represents Flagstar’s most significant opportunity for growth in mortgage originations Originates mortgages in multiple channels on a national scale (10th largest originator) 7

Key facts • Ranked first in peer group for performing servicing for Fannie Mae and Freddie Mac • Plan to opportunistically acquire additional servicing units, spreading fixed costs across a larger base of up to 1 million loans • Comprehensive risk organization supporting loan servicing in a highly regulated environment Breakdown of # loans serviced (as of 12/31/2015) Loans serviced (‘000) Fannie, 47% Freddie, 8% Ginnie, 35% HFI / Other, 9% 118 126 124 119 119 238 231 225 221 212 26 27 28 30 31 382 384 377 370 362 12/31/2014 3/31/2015 6/30/2015 9/30/2015 12/31/2015 Serviced for Others Subserviced for Others Flagstar Loans HFI Flagstar leverages its scalable sub-servicing platform (largest bank sub-servicer) 8

154 7 35 Strong market position as leading Michigan-based community bank Flagstar’s branch network Flagstar’s branch network (as of June 30, 2015) Michigan gross domestic product growth (%) 4.9% 2.0% 1.6% 2.8% 1.9% 2010 2011 2012 2013 2014 Michigan employment growth 100 Dec-09 Dec-10 Dec-11 Dec-12 Dec-13 Dec-14 Dec-15 Michigan USA Source: Michigan Bureau of Economic Analysis; S&P/Case-Shiller Home Price Indices; Bloomberg; SNL Financial. 9 MSA $ Dep % of FBC % Mkt Share Detroit-Warren-Dearborn $5,071 64.7% 4.4% Jackson 443 5.7% 28.1% Grand Rapids 385 4.9% 2.0% Ann Arbor 288 3.7% 3.8% Key Flagstar MSAs $6,187 78.9% 4.3% Other Michigan MSAs 726 9.3% 1.7% Company Controlled Deposits 925 11.8% 0.5% Total Michigan $7,837 100.0% 4.2%

Long-term targets • Long-term target of 1.2 – 1.6% - Add incremental revenue with a low incremental cost - Improved risk management will deliver long-run savings - ROA of 1.32% for 2015 is amongst the top quartile of banks $10bn - $50bn of assets • Long-term target of 13 - 18% - Expect TARP redemption no later than 2nd half of 2016 - Add / increase high ROE businesses Financial Performance Return on assets Return on equity • Lender of choice in key markets (Michigan, national housing finance) • Long-term target of 50% of revenue • Growth trajectory 10-15% - Every additional $1bn of earning assets increases pre-tax profits ~$20mm – $25mm - Rotate lower spread assets to higher spread assets while minimizing capital costs • Nationally recognized leader the quick brown fox d • Long-term target of 50% of revenue • Growth trajectory 5-10% - Expand retail originations (distributed, DTC) - Every 100k in new loans sub-serviced generates $5-7mm of incremental pre-tax profits Revenues Mortgage Banking 10

Ownership structure [CATEGORY NAME], [VALUE] Retail 7% Institutional 30% Value 8% Index 7% Growth 5% GARP 4% Other 6% Current ownership structure (estimated as of 9/30/15) • MatlinPatterson is the majority shareholder in Flagstar Bancorp – Initial investment in 2009 with the downturn in the mortgage market – Invested ~$1.0 billion in 3 separate investments at an average price of $28 / share – Significant support for current management team • FBC is building a more stable shareholder base – Non-MP institutional investors have shifted to value and growth investors with low turnover • 48% total shareholder return during 2015 11

Disciplined management team with extensive banking experience 12

Assembled strong executive team

Board of Directors

Sandro DiNello
President & CEO

CEO since 5/13

Over 35 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy.

Chief Operating Officer

Lee Smith

COO since 5/13.

Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper with extensive experience in financial management and operations. He is a Chartered Accountant in England and Wales.

Chief Financial Officer

Jim Ciroli

CFO since 8/14.

Nearly 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp.

Mortgage Banking

Len Israel

President of Mortgage Banking since 6/15.

Nearly 30 years of mortgage industry experience with Mission Hills Mortgage, IndyMac and CitiMortgage.

Community Banking

Sandro DiNello

Currently serving as Director.

Drew Ottaway

Managing Director of Lending since 11/15

Has over 25 years of commercial lending experience in southeast Michigan with Comerica and NBD.

Chief Risk Officer

Steve Figliuolo

CRO since 6/14.

35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan.

Chief Legal Officer

Patrick McGuirk

General Counsel since 6/15.

20 years of legal experience with the FDIC and Sidley Austin LLP.

13

Flagstar Bancorp

Flagstar has deep commercial lending experience

Sandro DiNello
President & CEO

Drew Ottaway
Managing Director of Lending

Commercial Real Estate	Commercial & Industrial	Warehouse Lending	Homebuilder Finance
Comprised of 9 lending officers who average experience of 21 years in banking (3+ with Flagstar). Prior banking experience includes Fifth Third, Wells Fargo and Bank of America.	Comprised of 10 lending officers who average experience of 25 years in banking (2+ with Flagstar). Prior banking experience includes Fifth Third, PNC, Bank of America and JPM Chase.	Comprised of 10 lending officers who average experience of 26 years in banking (13 with Flagstar). Prior banking experience includes Citizens Bank, Bank of America and Texas Capital.	Newly recruited team of 4 lending officers who have extensive experience of more than 20 years in banking. Prior banking experience includes Texas Capital and Royal Bank of Canada.
Supported by a team of 8 credit officers with more than 15 years average banking experience.	Supported by a team of 10 credit officers with more than 20 years average banking experience.	Supported by a team of 6 credit officers with nearly 15 years average banking experience.	New team supported by existing infrastructure. Currently recruiting dedicated support.

14

Flagstar Bancorp

Investment in best-in-class risk management is complete


Board of Directors
Risk Committee
Enterprise Risk Committee
Sandro DiNello
President & CEO
Steve Figliuolo
Chief Risk Officer
Karen Sabatowski
Chief Compliance Officer
188 total FTEs are dedicated to risk management
Regulatory Affairs
Modeling & Analytics ERM
Chief Credit Officer
QC/ Appraisal Review
MFIU Fraud Investigations
Loan Review
Operational Risk
AML/ BSA
Compliance

FTEs	Regulatory Affairs	Modeling & Analytics ERM	Chief Credit Officer	QC/ Appraisal Review	MFIU Fraud Investigations	Loan Review	Operational Risk	AML/ BSA	Compliance
FTEs	6	5	57	43	13	8	10	28	18

Modeling & Analytics ERM:
- Modeling
- Analytics
- ERM reporting
- Portfolio management

Chief Credit Officer:
- Mortgage
- Warehouse
- Commercial
- Consumer
- TPO's
- Counterparty

MFIU Fraud Investigations:
- Fraud investigation unit

Loan Review:
- Loan review

Operational Risk:
- Model risk management
- Risk assessment/ deficiency mgmt
- R&W reserve
- Market risk
- Stress testing

AML/ BSA:
- BSA /AML

15

Flagstar Bancorp

Substantial and attractive growth opportunities 16

Strong growth opportunities

	Grow community banking	Expand mortgage business
Build	• Team lift outs • Grow housing-related relationships - Expand warehouse lending (400bps spreads) - Launch builder finance lending (350bps spreads) - Initiate MSR lending (500bps spreads; LTVs<60%) • Cultivate middle-market commercial relationships in foot-print	• Team lift-outs to increase share of origination market - Distributed retail - TPO account executives • Grow servicing operations - Acquire new sub-servicing relationships - Cross-sell additional revenue capabilities
Buy	• Buyers of size are engaged on other projects for the foreseeable future • Michigan is a highly fragmented banking market • Focused on our share in metro markets • Acquiring deposit oriented franchises that lag in profitability because of lack of asset generation	• No strategic buyers of size • Highly fragmented industry with aging individual ownership • Regulatory and interest rate environment is accelerating exits • Will consider accretive transactions that add incrementally to annual origination volume

17

Flagstar Bancorp

Flagstar has built an attractive middle-market loan portfolio 18 Relationship focus • Experienced top-tier developers with significant deposit and non-credit opportunities Diversified property types • Primarily office, retail, industrial and multi-family • Growth in hotels, senior living, student housing and parking garages Geography • Primarily Michigan related lending Relationship focus • Strategy of hiring good relationship managers from larger competitors Diversified industry focus • Manufacturing, distribution and financial or professional services • SNC participation where we can increase the depth of our relationship with the borrower Geography • Primarily Michigan related lending and national finance companies Relationship focus • Leverage existing relationship managers with former borrowers • Hire relationship managers from competitors Benefits • Expand B2B relationships to develop greater mortgage originations for TPO channels • Increase commercial deposits Geography • National footprint Commercial real estate Commercial & industrial Warehouse lending Home builder financing Relationship focus • Top tier home builders Benefits • Grow balance sheet in measured way • Raise profile in purchase mortgage financing Geography • National footprint, led out of Denver and Houston offices with focus on major metropolitan areas from Utah to the Carolinas

MSR Lending Commercial Equipment Finance Relationship focus • Deepens relationships with C&I clients Benefits • Expands product set for customers in capital intensive industries Geography • Great Lakes Region Relationship focus • Incremental revenue generation through • sub-servicing and other cross-sell opportunities Benefits • Superior spreads with the industry expertise to prudently manage risk Geography • National footprint Flagstar is expanding into complementary products that will support continued growth 19

Deposit growth opportunities • Average balance of $1.1bn during 4Q15 • Cost of deposit: 0.46% during 4Q15 • Michigan deposits are not collateralized •We have strong relationships across the state • Collection of property taxes partially offset seasonal declines in company-controlled deposits • Average balance of $0.3bn during 4Q15 • Cost of deposit: 0.56% during 4Q15 • Over the past year, Flagstar has invested in its treasury management services to grow: - Commercial deposits 61% - Fee income 21% • Average balance of $1.2bn during 4Q15 on 361k loans serviced and sub-serviced • Low cost of deposit • Deposit balances increase along with the number of loans serviced & sub-serviced • Average balance of $5.5bn during 4Q15 of which 81% are stable customer demand & savings accounts • Cost of deposit: 0.76% during 4Q15 • Average deposits equal to $55mm per branch • Flagstar is refreshing its brand to build awareness to grow its core deposit base Core Deposits Retail Commercial Other Deposits Government Company controlled 20

Highly profitable operations with significant operating leverage 21

4th quarter 2015 key highlights Strong profitability • Net income of $33 million, $0.44 per diluted share, in 4Q15 - Down $14 million, $0.25 per diluted share vs. 3Q15 on lower mortgage revenues - Up $22 million, or $0.37 per diluted share vs. 4Q14 on higher net interest income, lower expenses and provision benefit - Returns on assets and equity up significantly vs. the same period last year Higher net interest income • Net interest income increased $3 million to $76 million, up 4% from 3Q15 and up 25% from 4Q14 - Average earning assets increased 5% led by growth in loans held for sale, CRE and residential mortgage loans - Net interest margin decreased 6bps to 2.69% Expense discipline • Noninterest expense decreased $2 million to $129 million, down 2% from 3Q15 - Commissions and loan processing expense declined on lower mortgage closings - Federal insurance premiums declined reflecting improved risk profile - Asset resolution expense remained low but increased slightly reflecting a prior quarter reimbursement benefit Improved asset quality • Net charge-offs and consumer delinquencies fell on solid credit performance - Adjusted charge-offs were $7mm or 51 bps - $1 million provision benefit - Allowance to loans held-for-investment remained strong at 3.0% Robust capital • Tier 1 leverage remains solid at 11.5% • On-balance sheet liquidity equal to 18.8% of total assets(1) 1) Liquid assets include interest earning deposits and investment securities; a 5% haircut is applied to investment securities to estimate liquidation costs. 22

Quarterly income comparison (4Q15 vs. 3Q15)

$mm

		4Q15	3Q15	$ Variance	% Variance
Net interest income	A	$76	$73	$3	4%
(Benefit) provision for loan losses ("PLL")	B	(1)	(1)	-	0%
Net interest income after PLL		77	74	3	4%
Net gain on loan sales	C1	46	68	(22)	(32%)
Loan fees and charges	C2	14	17	(3)	(18%)
Loan administration income		7	8	(1)	(13%)
Net return on the mortgage servicing asset	C3	9	12	(3)	(25%)
Representation and warranty benefit		6	6	-	0%
Other noninterest income		15	17	(2)	(12%)
Total noninterest income		97	128	(31)	(24%)
Gain sale / total revenue		27%	34%	-7%	
Compensation and benefits		59	58	1	2%
Commissions and loan processing expense		20	24	(4)	(17%)
Other noninterest expenses		50	49	1	2%
Total noninterest expense	D	129	131	(2)	(2%)
Income before income taxes		**45**	**71**	**(26)**	**(37%)**
Provision for income taxes		12	24	(12)	50%
Net income		**$33**	**$47**	**($14)**	**(30%)**
Diluted earnings per share		**$0.44**	**$0.69**	**($0.25)**	(36%)
Profitability					
Net interest margin		2.69%	2.75%	-6 bps	
Mortgage rate lock commitments, fallout adjusted		$5,027	$6,495	($1,468)	(23%)
Mortgage closings		$5,824	$7,876	($2,052)	(26%)
Gain on loan sale margin[(1)]		0.92%	1.05%	-13 bps	
Efficiency ratio		75.2%	65.0%	N/M	

1) Expressed as a percent of fallout-adjusted locks.
N/M – not meaningful

Observations

A Net interest income

- Net interest income increased 4%
  - Earning asset growth of 5%
  - Net interest margin decreased 5 bps to 2.69%

B (Benefit) provision for loan losses

- Benefit driven by continued strong credit metrics
- NPAs decreased 3 bps to 0.61% compared to 0.64% of total assets, no commercial loan delinquencies

C Noninterest income

- Noninterest income decreased 24%
  - Net gain on loan sales decrease 32% on lower volumes and decreased gain on sale margin
  - Loan fees and charges decreased 18% on lower mortgage closings
  - Net MSR return decreased due to a $3 million collection benefit 3Q15

D Noninterest expense

- Noninterest expenses were down 2%
  - Lower variable expenses related to decreased mortgage closings
  - Lower federal insurance premiums reflecting improved risk profile

23

Flagstar Bancorp

0. 38% 0. 53% 0. 55% 0. 62% 0. 65% 0. 69% 0. 70% 0. 70% 0. 75% 0. 78% 0. 79% 0. 81% 0. 86% 0. 87% 0. 92% 0. 92% 0. 94% 0. 95% 0. 96% 0. 96% 0. 97% 0. 98% 1. 00% 1. 03% 1. 06% 1. 07% 1. 10% 1. 12% 1. 12% 1. 13% 1. 18% 1. 23% 1. 27% 1. 32% 1. 33% 1. 34% 1. 56% 1. 60% 1. 70% 0.96% FH N VL Y EV ER HB HC UM BF ST L PB CT AS B W TF C IB KC TC BI SN V FU LT W BS SI VB IS BC BX S TR M K FN B BOK F UM PQ ON B CF R TC B BO H M BF I W AF D UB SI CB SH PV TB BK U SB NY EW BC FB C PB CA TY W AL HT H PA CW ROA Median ROA Top quartile ROA performance vs. peers1 Return on assets (2015) Source: SNL Financial 1) Includes all major exchange U.S. banks with assets between $10bn and $50bn for the year ended 2015. Excludes merger targets and Puerto Rican banks. 24

Balance sheet highlights (4Q15)

$mm

	Average Balance Sheet	Incr (Decr)[1]		Ending Balance Sheet	Incr (Decr)[1]	
	$	$	%	$	$	%
Loans held-for-sale	$2,484	*$284*	*13%*	$2,576	$168	7%
Consumer loans[2]	3,423	56	2%	3,650	347	11%
Commercial loans[2]	2,219	*174*	*9%*	2,702	491	22%
Total loans held-for-investment	5,642	230	4%	6,352	*838*	*15%*
Other earning assets[3]	3,114	33	1%	3,201	304	10%
Interest-earning assets	**$11,240**	*547*	*5%*	*$12,129*	**1,310**	**12%**
Other assets	1,585	(27)	(2%)	1,586	(114)	(7%)
Total assets	$12,825	$520	4%	$13,715	$1,196	10%
Deposits	$8,132	(128)	(2%)	$7,935	(202)	(2%)
FHLB advances	2,445	650	36%	3,541	1,517	75%
Other liabilities	701	(39)	(5%)	711	(144)	(17%)
Total liabilities	$11,278	483	4%	$12,187	1,171	11%
Preferred Equity	267	-	0%	267	-	0%
Common Equity	1,280	37	3%	1,261	25	2%
Total liabilities and equity	$12,825	$520	4%	$13,715	*$1,196*	*10%*
Common equity-to-asset ratio	10.0%			*9.2%*		
Book value per common share[4]				$22.33	$0.42	

Observations

Balance sheet growth

- Average balance sheet grew $0.5 billion or 4%
- Total average loans increased 6%
  - Commercial loans rose 9% with commercial real estate loans up 17%
  - Loans held for sale increased 13%

Strong balance sheet[5]

- Deposits are a significant portion of our funding
  - Total deposits equaled 72% of liabilities
  - Retail deposits equaled 51% of liabilities
- Common equity / assets of 9.2%

Book value per share

- Price to book ratio of 87% based on closing price as of February 23, 2016

1) Measured vs. the prior quarter.
2) Consumer loans include second mortgage, HELOC and other loans; commercial loans include commercial real estate, commercial & industrial.
3) Other earning assets include interest earning deposits, investment securities and loans with government guarantees.
4) Book value per share has not been reduced for $86 million of unpaid dividends on our perpetual preferred stock, which has been deferred. If these dividends were paid, book value per share would be reduced by $1.53 per share.
5) Funding ratios are calculated on average balances; equity ratio is calculated on ending period balances.

25

Flagstar Bancorp

Commercial lending C&I predominately in-footprint and well diversified 26 Services 39% Financial / Insurance 40% Manufacturing, 11% Distribution 5% Govt & Educ. 1% C&I as of 12/31/15 - $552 mm Borrower location: • Built a relationship-based C&I portfolio by recruiting seasoned bankers from larger competitors and had them bring their best relationships • C&I borrowers are comprised of: – 68% Michigan relationships – 19% national finance companies where our relationship managers have long-standing relationships – The remainder of C&I loans (13%) are mostly Midwest-based relationships • Average DSC ratios on C&I loans are slightly above 2.5x • SNCs total $273mm and are relationship-based, where we have the ability to increase the depth of our relationship with the borrower Michigan relationships 68% National finance companies 19% All other states 13% Borrower type:

Commercial real estate lending CRE predominately in-footprint and well diversified 27 Office 18% Retail 22% Apartments 18% Industrial 7% Special Purpose 6% Home builder finance 5% Owner- Occupied 24% CRE as of 12/31/15 - $814 mm Property type: Property location: MI 76% NC 5% MN 4% HI 3% LA 2% All Other 10% • Built a relationship-based CRE portfolio by recruiting seasoned bankers from larger competitors and had them bring their best relationships • CRE borrowers are comprised of: – 76% located in Michigan – Top 50 UPB balances (comprising 69% of loans) have an average balance just over $11mm – Top 51-100 UPB balances (comprising 10% of loans) have an average balance just under $3mm • Average DSC ratios are slightly above 1.75x • Average LTV ratios are slightly above 60% • Portfolio is well balanced among different CRE property types

4.1 4.6 5.2 4.5 3.4 1.6 1.4 1.7 1.9 1.4 0.9 1.3 1.6 1.5 1.0 $6.6 $7.3 $8.5 $7.9 $5.8 4Q14 1Q15 2Q15 3Q15 4Q15 Conventional Government Jumbo Mortgage originations Closings by purpose ($bn) 3.5 2.6 3.8 4.4 2.9 3.1 4.6 4.6 3.5 2.9 $6.6 $7.2 $8.4 $7.9 $5.8 4Q14 1Q15 2Q15 3Q15 4Q15 Purchase originations Refinance originations Closings by mortgage type ($bn) 62% 64% 61% 57% 58% Conforming (%) Gain on loan sale(1) – revenue and margin $53 $91 $83 $68 $46 0.87% 1.27% 1.21% 1.05% 0.92% 0.00% 0.50% 1.00% 1.50% 2.00% $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 4Q14 1Q15 2Q15 3Q15 4Q15 Fallout-adjusted locks ($bn) $6.2 $7.2 $6.8 $6.5 $5.0 4Q14 1Q15 2Q15 3Q15 4Q15 1) Based on fallout adjusted locks. 13% 11% 14% 16% 16% FHA (%) 28

$ return – MSR asset MSR portfolio statistics Measure ($mm) 12/31/15 9/30/15 Change Unpaid principal balance $26,145 $26,308 ($163) Fair value of MSR $296 $294 $2 Capitalized rate 1.13% 1.12% 0.01% Multiple 4.134 3.990 0.144 Note rate 4.118% 4.108% 0.010% Service fee 0.274% 0.280% -0.006% Average Measure ($000) UPB per loan $220 $222 ($1) FICO 731 727 4 Loan to value 76.17% 78.18% -2.01% $ Return 4Q14 1Q15 2Q15 3Q15 4Q15 Net hedged profit (loss) $0 ($4) $4 $1 $1 Asset carry 15 18 22 19 16 Run-off (10) (15) (12) (8) (8) Gross return on the mortgage servicing asset $5 ($1) $14 $12 $9 Sale transaction & P/L (4) (2) (5) 3 - Model Change - - - (3) - Net return on the mortg ge servicing asset $2 ($2) $9 $12 $9 Average mortgage servicing rights $280 $265 $271 $317 $304 MSR / regulatory capital $ UPB of MSRs sold ($bn) $6.4 $2.6 $4.6 $6.7 $2.5 4Q14 1Q15 2Q15 3Q15 4Q15 39% 31% 33% 29% 28% 22% 22% 24% 21% 21% 12/31/2014 3/31/2015 6/30/2015 9/30/2015 12/31/2015 MSR to Tier 1 Common MSR to Tier 1 Capital Mortgage servicing 29

Guidance1 1) See cautionary statements on slide 2. Net interest income and margin • Net interest income up on modest rise in earning assets • Partially offset by slightly lower net interest margin Mortgage originations • Fallout-adjusted locks up approximately 15 percent on higher market share in broker channel Gain on loan sales • Gain on loan sale margin relatively stable Net servicing revenue • Net return on the mortgage servicing asset drops moderately from sales and reversion to targeted long term return • MSR to Tier 1 ratio will be stable • Net loan administration income relatively stable Other noninterest income • Other noninterest income should approximate 2015 quarterly average Provision for loan losses • Provision for loan losses to match Q415 net charge-offs (excluding loan sales and loans with government guarantees) Noninterest expenses • Noninterest expenses to rise modestly to $130 - $135 million due to investment in growth initiatives & seasonality 2016 1st quarter outlook Income tax expense • Effective tax rate to approximate full year 2015 tax rate of 34% 30 The guidance provided in the chart below was made as of the date given, January 26, 2016, and is not being updated hereby. We have not updated, and do not undertake to update, such guidance to reflect the impact of circumstances or events that have arisen since that date or may arise hereafter, except as required under United States securities law.

Positioned to thrive in any market 31

Low credit risk Performing TDRs and NPLs ($mm) 362 112 108 97 101 120 83 65 63 66 $482 $195 $173 $160 $167 12/31/2014 3/31/2015 6/30/2015 9/30/2015 12/31/2015 Peforming TDRs NPLs 1) Excludes loans carried under the fair value option. Representation & warranty reserve ($mm) Allowance coverage¹ (% of loans HFI) 7.0% 5.7% 4.3% 3.7% 3.0% 11.0% 9.5% 6.5% 5.2% 4.2% 1.7% 1.5% 1.4% 1.4% 1.4% 12/31/2014 3/31/2015 6/30/2015 9/30/2015 12/31/2015 Total Consumer Commercial $53 $53 $48 $45 $40 12/31/2014 3/31/2015 6/30/2015 9/30/2015 12/31/2015 Net charge-offs ($mm) 6 5 3 8 7 $9 $41 $18 $24 $9 0.60% 0.45% 0.26% 0.61% [VALUE](1) 4Q14 1Q15 2Q15 3Q15 4Q15 Charge-offs excl. asset sales Charge-offs from asset sales Adjusted NCO % LHFI 1) 0.29% excluding loan sales and $3mm of loans with government guarantees. 32

Low interest rate risk

Net interest margin – 12 month horizon instantaneous shocks ($mm)

As of 12/31/15



+100bps Parallel Shock
Bear Flattener
12/31/15
400bps
300bps
200bps
100bps
-
1 month
3 months
6 months
1 year
2 years
3 years
5 years
7 years
10 years
20 years
30 years

	Up 100bps	
($ in mm)	Parallel Shift	Bear Flattener
Net interest income	$4	($22)
Noninterest Income	($4) to $0	$0 to $22

Economic value of equity

Change in Rates (bps)	Economic Value of Equity ($bn)	Change ($bn)	Change (%)	Policy Limit (%)
+400	$1.71	($0.36)	(17.5%)	(30.0%)
+300	$1.81	($0.26)	(12.6%)	(20.0%)
+200	$1.92	($0.16)	(7.5%)	(15.0%)
+100	$2.01	($0.06)	(2.9%)	(7.5%)
Market Implied	$2.07	$0.00	0.0%	0.0%

Interest rate risk management

- The shorter term measure of the “Earnings at Risk” interest rate risk position is asset sensitive due to the immediate repricing of the variable rate assets including the mortgage banking pipeline, warehouse loans and commercial loans while liabilities reprice more slowly.
- The longer term measure of the “Economic Value of Equity” interest rate position is liability sensitive as the average duration of the liabilities is shorter than the average duration of the assets.
- Flagstar also performs a Net Income Simulation that includes the effect of changes in interest rates on the mortgage business. Net income is projected to increase significantly in a decreasing rate environment due to increased mortgage originations.

33

Flagstar Bancorp

Low liquidity risk 1) Includes investment securities held-to-maturity and available-for-sale in all periods presented. Gross loans HFI/deposits 57% 57% 65% 67% 71% 12/31/2014 3/31/2015 6/30/2015 9/30/2015 12/31/2015 Available liquidity/total assets(1) 15% 18% 17% 16% 17% 22% 13% 10% 13% 4% 1% 2% 2% 1% 1% 39% 33% 28% 30% 22% 12/31/2014 3/31/2015 6/30/2015 9/30/2015 12/31/2015 Unencumbered Securities FHLB Borrowing Capacity Cash 34

Efficiency ratio 87% 75% 70% 65% 75% 4Q14 1Q15 2Q15 3Q15 4Q15 Quarterly noninterest expenses ($mm) $139 $138 $138 $131 $129 4Q14 1Q15 2Q15 3Q15 4Q15 Efficiency ratio FY 2014 – 95% FY 2015 – 71% Strong operating leverage 35

13.0% 21.2% 18.5% 18.4% 14.1% 14.0% 13.6% 12.9% 12.6% 12.6% 12.6% 12.3% 12.1% 12.1% 12.1% 11.7% 11.5% 11.4% 11.3% 11.2% 10.9% 10.7% 10.5% 10.5% 10.4% 10.3% 10.1% 10.0% 10.0% 9.9% 9.8% 9.7% 9.6% 9.5% 9.5% 9.5% 9.3% 9.0% 8.4% 7.5% ISBC WAF D HTH FBC BOH PB CAT Y BKU TRM K PAC W SIVB BOK F BXS ONB UMB F CBS H CFR SBN Y UMP Q STL WBS EWB C FHN SNV FUL T IBKC HBH C TCB EVE R PBC T UBS I FNB PVT B ASB WAL MBF I VLY WTF C TCB I 8 .6% 1 6 .6% 1 2 .0% 1 2 .0% 1 1 .7% 1 1 .7% 1 1 .5% 1 0 .7% 1 0 .6% 1 0 .5% 1 0 .4% 1 0 .4% 1 0 .0% 9 .9% 9 .8% 9 .6% 9 .5% 9 .4% 9 .3% 9 .3% 9 .3% 9 .1% 9 .1% 9 .1% 9 .0% 8 .9% 8 .9% 8 .6% 8 .5% 8 .5% 8 .2% 8 .2% 8 .0% 8 .0% 7 .9% 7 .8% 7 .7% 7 .6% 7 .6% 7 .3 % IS B C H T H C A T Y W A F D PA C W F B C U BS I B X S T C B MB F I PV T B T R M K F H N W A L U MP Q IB K C S N V C BS H B K U B O K F S T L W T F C U MB F F U L T T C B I SB N Y H B H C O N B E W B C W B S F N B PB C T P B V L Y C F R EV E R S IV B A S B B O H 154 7 35 Tier 1 common2 Median: 10.9% Tier 1 leverage3 Median: 9.1% Source: SNL Financial 1) Data as December 31, 2015 (or September 30, 2015 if not available) for all major exchange U.S. banks with assets between $10bn and $50bn. Excludes merger targets and Puerto Rican banks. 2) Expressed as a % of risk weighted assets 3) Expressed as a % of adjusted tangible assets Strong capital position relative to peers1 notwithstanding low risk content of businesses 36 Common Tier 1 equity Deferred TARP dividends Tier 1 equity less TARP incl. deferred dividends TARP incl. deferred dividends

Flagstar has a robust rate of internally generated regulatory capital

Tier 1 leverage - 12/31/14 to 12/31/15 (Flagstar Bancorp)



Tier 1 equity less TARP incl. deferred dividends
TARP incl. deferred dividends
Impact of balance sheet growth
Net earnings contribution
12.5%(1)
3.3%
9.2%
-96bps
+46bps
12.0%
3.2%
8.9%
-105bps
+50bps
11.5%
3.0%
8.5%
-43bps
+61bps
11.7%
2.9%
8.8%
-41bps
+26bps
11.5%
2.9%
8.6%
Well Capitalized 5.0%
12/31/14
3/31/15
6/30/15
9/30/15
12/31/15

1) Pro-forma under Basel III partial phase-in requirements. Please see non-GAAP tables in the appendix.

Observations 4Q15

	Tier 1 Leverage	CET-1 to RWA	Tier 1 to RWA	Total RBC to RWA
12/31/15	11.5%	14.1%	19.0%	20.3%
9/30/15	11.7%	14.9%	20.3%	21.6%

- Decrease in regulatory ratios led by earnings asset growth partially offset by earnings retention and utilization of NOL-related deferred tax assets
- Utilization of NOL-related DTA has released regulatory capital to support balance sheet growth
  - Benefit of 0.4% to Tier 1 Leverage ratio
  - Helped support earning asset growth of $2.0bn (24%)

Redemption of TARP (NLT 2nd half of 2016)

- Flagstar has used excess capital to support balance sheet growth
- Flagstar grows regulatory capital at a greater pace as it utilizes its NOL-related DTAs and scales back its concentration of MSRs
- The balance sheet has trapped capital of:
  - $228mm of NOL-related DTAs (183bps of Tier 1 leverage)
  - $95mm of MSRs (76bps of Tier 1 leverage)
- Robust capital generation will support future growth

37

Flagstar Bancorp

Relative valuation vs. peers1 Market capitalization / tangible common equity Astoria Financial (AF) 1.49x (Oct. 2015) Talmer Bancorp (TLMR) 1.46x (Jan. 2016) Recent M&A Transactions 38 Update chart with closing price 2/23/16 Source: SNL Financial 1) Market capitalization as of February 23, 2016. Tangible common equity as of December 31, 2015 (or September 30, 2015 if not available) for all major exchange U.S. banks with assets between $10bn and $50bn. Excludes merger targets and Puerto Rican banks. 0 .8 1 x 0 .8 7 x 0 .9 5 x 1 .0 3 x 1 .0 5 x 1 .0 6 x 1 .0 8 x 1 .1 2 x 1 .1 4 x 1 .1 5 x 1 .1 7 x 1 .2 1 x 1 .2 3 x 1 .2 5 x 1 .2 8 x 1 .3 5 x 1 .3 8 x 1 .3 8 x 1 .3 9 x 1 .4 3 x 1 .4 6 x 1 .4 6 x 1 .4 8 x 1 .5 3 x 1 .6 0 x 1 .6 2 x 1 .6 6 x 1 .7 2 x 1 .7 7 x 1 .7 8 x 1 .8 6 x 1 .9 0 x 1 .9 8 x 2 .0 4 x 2 .3 1 x 2 .3 6 x 2 .4 2 x 2 .4 4 x 2 .4 9 x 1.43x IB K C F B C E V E R T C B I T C B H B H C V L Y H T H W A F D IS B C B OK F S N V C A T Y W T F C U M B F S IV B T R M K A S B B X S F H N F U L T O N B C F R B K U E W B C U M P Q P V T B P B C T W B S P A C W M B F I P B C B S H S T L F N B W A L S B N Y U B S I B O H Market Cap / TCE Median Market Cap / TCE

Conclusion 39  Unique relationship-driven business model specialized in housing finance  Disciplined management team with extensive banking experience  Substantial and attractive growth opportunities  Highly profitable operations with significant operating leverage  Positioned to thrive in any market Why invest in Flagstar?

Appendix Non-GAAP reconciliation 41

Supplemental capital ratios 41 NON-GAAP RECONCILIATION $mm – Basel I to Basel III (transitional) as of 12/31/14 1) On January 1, 2015, the Basel III rules became effective, subject to transition provisions primarily related to regulatory deductions and adjustments impacting, risk weighted assets, adjusted tangible assets, common equity Tier 1 capital and Tier 1 capital. We reported under Basel I (which included the Market Risk Final Rules) at December 31, 2014. Flagstar Bancorp Common Equity Tier 1 (to Risk Weighted Assets) Tier 1 Leverage (to Adjusted Tangible Assets) Tier 1 Capital (to Risk Weighted Assets) Total Risk-Based Capital (to Risk Weighted Assets) Regulatory capital as of 12/31/14 Basel I capital N/A $1,184 $1,184 $1,252 Net change in capital N/A $37 $37 $37 Basel III capital(1) $876 $1,221 $1,221 $1,289 Risk-weighted assets as 12/31/14 Basel I assets N/A $9,403 $5,190 $5,190 Net change in assets N/A $351 $42 $42 Basel III assets(1) $5,232 $9,755 $5,232 $5,232 Capital ratios Basel I N/A 12.6% 22.8% 24.1% Basel III(1) 16.7% 12.5% 23.3% 24.6%